Exhibit 3.1

    *090204+  BARBARA K. CEGAVSKE Secretary of State  202 North Carson Street  Carson City, Nevada 89701-4201 (775) 684-5708   Website: www.nvsos.gov   Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)   Filed in the office of 1664-441-1 61. ' Barbara K. Ccgayske Secretary of State State of Nevada   Document Number 20160550891-77 Filing Date and 'lime 12/2012016 10:47 AM Entity Number E0357422014-0        USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation   For Nevada Profit Corporations  (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)  1. Name of corporation;  ;AMBER GROUP, INC. I  2. The articles have been amended as follows: (provide article numbers, if available)  ATTCHET.) IS EXHIBIT "A" TO ACTION BY WRITTEN CONSENT OF THE BOARD OF  DIRECTORS OF AMBER GROUP, INC. S'I'ATING THE NAME CHANGE OF THE CORPORATION AND THE INCREASE IN AUTHORIZED ISSUE COMMON STOCK;   THE NAME OF THE CORPORATION IS NOW; NATURAL HEALTH FARM HOLDINGS INC.   INCREASE IN AUTHORIZED COMMON SHARES; CURRENT AUTHORIZED COMMON SHARES OF 75,000,000 AT PAR I3ALUE $0.001 IS NOW INCREASED TO 500,000,000 COMMON SHARES AT PAR VALUE $0.001.   3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the  articles of incorporation* have voted in favor of the amendment ''' 51%  4. Effective date and time of filing: (optional) Date: II/04/2016 l Time: 2:30 (must not be later than 90 days after the certificate is filed)  5. Signa required)      Signature of Officer  if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.   IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.  Nevada Secretary of State Amend Profit-After  This form must be accompanied by appropriate fees. Revised: 1-5.15